                                                                    Exhibit 23.1


Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-80893) pertaining to Intermedia Communications Inc. 401(k) Profit Sharing Plan of our report dated June 26, 2000, with respect to the financial statements and schedules of the Intermedia Communications Inc. 401(k) Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.

                                                 /s/ Ernst & Young LLP

Tampa, Florida
June 26, 2000











                                       13